                                                                     EXHIBIT 4.1


                               TITAN 401(k) PLAN

          (AS AMENDED AND RESTATED EFFECTIVE AS OF SEPTEMBER 1, 1998)
          ---------------------------------------------------------

                               TITAN 401(k) PLAN
          (AS AMENDED AND RESTATED EFFECTIVE AS OF SEPTEMBER 1, 1998)
          ---------------------------------------------------------


                               TABLE OF CONTENTS
                              ------------------

                                                                       Page
                                                                       ----

PREAMBLE..............................................................   1

ARTICLE I.    DEFINITIONS AND CONSTRUCTION............................   1
              Section 1.1  Definitions................................   1
              Section 1.2  Construction...............................   7

ARTICLE II.   ELIGIBILITY AND PARTICIPATION...........................   7
              Section 2.1  Eligibility and Participation..............   7

ARTICLE III.  CONTRIBUTIONS, LIMITATIONS AND FORFEITURES..............   7
              Section 3.1  Deferral Contributions.....................   7
              Section 3.2  After-Tax Contributions....................   9
              Section 3.3  Employer Contributions.....................   9
              Section 3.4  Payment of Contributions...................  10
              Section 3.5  Return of Employer Contributions...........  10
              Section 3.6  Contribution Limitations...................  11
              Section 3.7  Application and Allocation of Forfeitures..  16
              Section 3.8  Rollover Contributions.....................  16

ARTICLE IV.   TRUST FUND, INVESTMENTS AND VALUATIONS..................  17
              Section 4.1  Trust and Trustee..........................  17
              Section 4.2  Trust Investment Options...................  17
              Section 4.3  Titan Stock and Voting Securities..........  17
              Section 4.4  Valuation and Adjustment of Accounts.......  17

ARTICLE V.    VESTING.................................................  18
              Section 5.1  Fully Vested Accounts......................  18
              Section 5.2  Vesting of Other Accounts..................  18

ARTICLE VI.   DISTRIBUTIONS AND WITHDRAWALS...........................  18
              Section 6.1  Time and Form of Distribution..............  18
              Section 6.2  Distribution of Retirement or
                             Permanent Disability Benefit.............  19
              Section 6.3  Distribution of Death Benefit..............  20
              Section 6.4  Distribution of Separation from
                             Employment Benefit.......................  20
              Section 6.5  Forfeitures................................  20
              Section 6.6  Hardship Withdrawals.......................  22

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

              Section 6.7  Loans......................................  23
              Section 6.8  Distributions to Minors and Persons
                             Under Legal Disability...................  24
              Section 6.9  Benefits Payable to Missing Participant
                             or Beneficiary...........................  24
              Section 6.10 Qualified Domestic Relations Orders........  24
              Section 6.11 Transfer of Eligible Rollover
                             Distribution.............................  25

ARTICLE VII.  PLAN ADMINISTRATION.....................................  26
              Section 7.1  Committee..................................  26
              Section 7.2  Powers, Duties and Liabilities of
                             the Committee............................  26
              Section 7.3  Rules, Records and Reports.................  27
              Section 7.4  Administration Expenses and Taxes..........  27

ARTICLE VIII. AMENDMENT AND TERMINATION...............................  27
              Section 8.1  Amendment..................................  27
              Section 8.2  Termination................................  27

ARTICLE IX.   TOP-HEAVY PROVISIONS....................................  28
              Section 9.1  Top-Heavy Definitions......................  28
              Section 9.2  Minimum Contribution Requirement...........  29

ARTICLE X.    MISCELLANEOUS GENERAL PROVISIONS........................  30
              Section 10.1 Spendthrift Provision......................  30
              Section 10.2 Claims Procedure...........................  30
              Section 10.3 Maximum Contribution Limitation............  30
              Section 10.4 Employment Noncontractual..................  31
              Section 10.5 Limitations on Responsibility..............  32
              Section 10.6 Merger or Consolidation....................  32
              Section 10.7 Applicable Law.............................  32

                               TITAN 401(k) PLAN
          (AS AMENDED AND RESTATED EFFECTIVE AS OF SEPTEMBER 1, 1998)
          -----------------------------------------------------------

     THIS 401(k) PROFIT SHARING PLAN, made and executed by TITAN RESOURCES I, INC., a Delaware corporation (the "Company"),

                        W I T N E S S E T H   T H A T :

     WHEREAS, the Company has heretofore established a qualified profit sharing plan and trust known as the Titan Resources I, Inc. 401(k) Plan for the benefit of its employees; and

     WHEREAS, the Company now desires to continue said plan and trust without interruption by amending and restating its provisions in their entirety to separate the plan and trust provisions, change the plan name, update the plan language, incorporate prior amendments and make certain other changes;

     NOW, THEREFORE, in consideration of the premises, the Company hereby amends and restates the plan provisions of the Titan Resources I, Inc. 401(k) Plan, effective as of September 1, 1998, as the Titan 401(k) Plan to read as follows:


                                  ARTICLE I.

                         DEFINITIONS AND CONSTRUCTION

     Section 1.1  Definitions.  Unless the context clearly indicates otherwise,
                   -----------
when used in this Plan:

          (a) "Account(s)" means a Participant's After-Tax Account, Deferral Account, Discretionary Matching Account, Employer Contribution Account and/or Rollover Account, as the context requires. The Committee may establish and maintain separate subaccounts within a Participant's Accounts if it deems such to be necessary for the proper administration of the Plan.

          (b) "Adjusted Deferral Contribution Limitation" means $7,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Section 402(g) of the Code).

          (c) "After-Tax Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to After-Tax Contributions.

          (d) "After-Tax Contribution" means a contribution made by a Participant to this Plan pursuant to Section 3.3.

          (e) "Affiliated Company" means any corporation or organization, other than an Employer, which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) or of an affiliated service group (within the meaning of Section 414(m) of the Code) with respect to which an Employer is also a member, and any other incorporated or unincorporated trade or business which along with an Employer is under common control (within the meaning of the regulations from time to time promulgated by the Secretary of the Treasury pursuant to Section 414(c) of the Code); provided, however, that for the purposes of Section 10.3 of the Plan,
     Section 414(b) and (c) of the Code shall be applied as modified by Section 415(h) of the Code.

          (f) "Basic Deferral Contribution" means a contribution made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.1(a).

          (g) A "Change of Control" shall be deemed to have occurred for purposes of the Plan if (i) Titan Exploration, Inc. enters into any merger, consolidation or recapitalization pursuant to which the persons serving as directors of Titan Exploration, Inc. immediately before such transaction cease to constitute at least 40% of the members of the board of directors of the surviving entity (whether Titan Exploration, Inc. or another entity) following consummation of such transaction, (ii) Titan Exploration, Inc. sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, or (iii) Titan Exploration, Inc. is to be dissolved and liquidated.

          (h) "Code" means the Internal Revenue Code of 1986, as amended.

          (i) "Committee" means the Committee appointed by the Board of Directors of the Company to administer the Plan.

          (j) "Company" means Titan Resources I, Inc., a Delaware corporation, and any successor thereto.

          (k) "Compensation" means the sum of (i) the wages within the meaning of Section 3401(a) of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), payable by an Employer to an Employee for personal services rendered to an Employer for a Plan Year, (ii) the amount of any contributions made by an Employer on behalf of such Employee pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) maintained by such Employer (including Deferral Contributions made on behalf of such Employee to this Plan), and (iii) any salary reduction amounts elected by such Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code) maintained by an Employer; provided, however, that except for purposes of determining whether an Employee is a Highly Compensated Employee or a Key Employee (as defined in Section 9.1(c)), the Compensation of an Employee taken into account under the Plan for any Plan Year shall not exceed $150,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to
     Section 401(a)(17)(B) of the Code).

          (l) "Covered Employee" means any Employee other than (i) a member of a collective bargaining unit with which an Employer negotiates and with respect to whom no coverage under this Plan has been provided by collective bargaining agreement, (ii) a nonresident alien with respect to the United States who receives no earned income from an Employer which constitutes income from sources within the United States, (iii) a temporary or seasonal Employee as determined in accordance with the Employer's normal personnel policies, (iv) an individual performing services for an Employer whom the Employer treats as an independent contractor for employment tax purposes, or (v) an individual who is treated as a leased employee by an Employer.

          (m) "Deferral Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to (i) Deferral Contributions and (ii) any amounts credited to his or her Qualified Nonelective Contributions Account under the Superseded Plan as in effect on August 31, 1998.

          (n) "Deferral Contributions" means (i) Basic Deferral Contributions and Supplemental Deferral Contributions made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.1 and (ii) deferral contributions made on behalf of a Participant to the Superseded Plan prior to September 1, 1998.

          (o) "Discretionary Matching Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to Discretionary Matching Contributions.

          (p) "Discretionary Matching Contributions" means (i) Discretionary Matching Contributions made to this Plan for a Participant pursuant to
     Section 3.3(a) and (ii) matching contributions made for the Participant pursuant to the Superseded Plan prior to September 1, 1998.

          (q) "Employee" means any individual employed by an Employer.

          (r) "Employer" shall include the Company and any other incorporated or unincorporated trade or business which may subsequently adopt this Plan with the consent of the Board of Directors of the Company.

          (s) "Employer Contribution Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to (i) Employer contributions made to this Plan for the Participant pursuant to Section 3.3(b) and (ii) any amounts credited to his or her Employer Contributions Account under the Superseded Plan as in effect on August 31, 1998.

          (t) "Employment Date" means the date a Covered Employee first performs an Hour of Service.

          (u) "Entry Date" means the first day of each calendar quarter.

          (v) "Highly Compensated Employee" means for a Plan Year:

              (1) any Employee who during such Plan Year or during the preceding Plan Year was at any time a 5-percent owner (as defined in Section 416(i)(1) of the Code) of an Employer or Affiliated Company; or

              (2) any Employee who during the preceding Plan Year received Compensation greater than $80,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Section 414(q)(1) of the
     Code) and, if the Company so elects, who is in the group consisting of the top 20% (when ranked on the basis of Compensation received during such preceding year) of all Employees, except those excluded pursuant to Section 414(q)(5) of the Code.

     Solely for purposes of this definition, (i) an employee of an Affiliated Company shall be deemed to be an Employee, (ii) compensation received from an Affiliated Company shall be deemed to be Compensation, and (iii) a nonresident alien who receives no earned income from an Employer or Affiliated Company which constitutes income from sources within the United States shall not be considered an Employee.

          (w) "Hour of Service" means an hour for which an Employee is directly or indirectly compensated or entitled to compensation (including back pay, regardless of mitigation of damages) by an Employer for the performance of duties for an Employer or for reasons (such as vacation, sickness or disability) other than the performance of duties for an Employer. An Employee will be credited with eight Hours of Service per day for any customary work period during which such Employee is on leave of absence authorized by his or her Employer. Leaves of absence shall be granted by an Employer to its Employees on a uniform, nondiscriminatory basis. In no event shall more than 501 Hours of Service be credited on account of any single continuous period during which the individual performs no duties.
     An Employee's Hours of Service shall be credited to the appropriate Plan Years determined in accordance with the provisions of Section 2530.200b-2(b) and (c) of the Department of Labor Regulations, which are incorporated herein by this reference. In determining Hours of Service for the purposes of this Plan, periods of employment by an Affiliated Company and periods of employment as a leased employee (within the meaning of Section 414(n) of the Code) of an Employer or Affiliated Company shall be deemed to be periods of employment by an Employer.

          Solely for purposes of determining whether an Employee incurs a One Year Break in Service, Hours of Service shall also include hours (not to exceed 501 such hours) that would normally be credited to an Employee but for an absence from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or caring for such child for a period beginning immediately following such birth or placement. If the number of hours described in the preceding sentence cannot be determined, an Employee shall be credited with eight Hours of Service per normal work day of such absence. Such Hours of Service shall be credited only in the computation period in which such absence from work begins if such Employee would be prevented from incurring a One Year Break in Service in such year due to the crediting of such hours, or in any other case, in the immediately following computation period.

          (x) "Investment Fund" means any fund authorized for the investment of Trust assets pursuant to Section 4.2.

          (y) "Maximum Integration Percentage" means for any Plan Year the greater of 5.7% or the percentage rate of tax under Section 3111(a) of the Code (in effect on the first day of the Plan Year) which is attributable to the old-age insurance portion of the Old-Age, Survivors and Disability Insurance provisions of the Social Security Act.

          (z) "Non-Highly Compensated Employee" means for a Plan Year any Employee who is not a Highly Compensated Employee for such Plan Year.

          (aa) The "Normal Retirement Date" of a Participant means the day such Participant attains the age of 65 years.

          (bb) "One Year Break in Service" means a Plan Year during which an Employee is credited with not more than 500 Hours of Service.

          (cc) "Participant" means any individual who was a participant in the Superseded Plan or who has become eligible to participate in this Plan pursuant to Section 2.1, and whose Vested Interest under this Plan has not been fully distributed.

          (dd) "Permanent Disability" means the total and permanent incapacity of a Participant to perform the usual duties of his or her employment with an Employer or Affiliated Company as determined by the Committee. Such incapacity shall be deemed to exist when certified by a physician acceptable to the Committee.

          (ee) "Plan" means this Titan 401(k) Plan, as amended and restated effective as of September 1, 1998, and as from time to time in effect thereafter.

          (ff) "Plan Year" means the calendar year.

          (gg) "Retirement" means a Participant's separation from the employment of an Employer or Affiliated Company on or after his or her Normal Retirement Date for any reason other than death or transfer to the employment of another Employer or Affiliated Company.

          (hh) "Rollover Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to (i) Rollover Property contributed by such Participant to this Plan pursuant to Section 3.8 and (ii) any amounts credited to his or her Rollover Contributions Account under the Superseded Plan as in effect on August 31, 1998.

          (ii) "Rollover Property" means property the value of which would be excluded from the gross income of the transferor under Section 402(c), 403(a)(4) or 408(d)(3) of the Code if transferred to the Plan.

          (jj) "Superseded Plan" means the Titan Resources I, Inc. 401(k) Plan, as in effect from time to time prior to September 1, 1998.

          (kk) "Supplemental Deferral Contribution" means a contribution made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.1(b).

          (ll) "Taxable Wage Base" for any Plan Year means the contribution and benefit base determined under Section 230 of the Social Security Act in effect on the first day of the Plan Year.

          (mm) "Titan Matching Plan" means the Titan Matching Plan, effective as of September 1, 1998, and as from time to time in effect thereafter.

          (nn) "Titan Stock" means the common stock of Titan Exploration, Inc., a Delaware corporation, and any successor thereto.

          (oo) "Trust" means the trust fund established pursuant to Section 4.1.

          (pp) "Trustee" means the individual or corporate trustee or trustees from time to time appointed and acting as trustee or trustees of the Trust established pursuant to the Plan.

          (qq) "Valuation Date" means each business day.

          (rr) The "Vested Interest" of a Participant means the then vested portion of the amount credited to the Accounts of such Participant at the particular point in time in question.

          (ss) "Year of Service" means a Plan Year during which an Employee completes at least 1,000 Hours of Service, including a Plan Year prior to the effective date of the Plan and the Superseded Plan.

      Section 1.2  Construction.  The titles to the Articles and the headings of
                   ------------
the Sections in this Plan are placed herein for convenience of reference only and in case of any conflict the text of this instrument, rather than such titles or headings, shall control. Whenever a noun or pronoun is used in this Plan in plural form and there be only one person or entity within the scope of the word so used, or in singular form and there be more than one person or entity within the scope of the word so used, such noun or pronoun shall have a plural or singular meaning as appropriate under the circumstance.


                                  ARTICLE II.

                         ELIGIBILITY AND PARTICIPATION

      Section 2.1  Eligibility and Participation.  Each Covered Employee who was
                   -----------------------------
a participant in the Superseded Plan on August 31, 1998, shall become a Participant in this Plan as of September 1, 1998. Each other Covered Employee shall become a Participant in this Plan on the Entry Date next following his or her Employment Date. If a Participant ceases to be a Covered Employee, such Participant shall remain a Participant in this Plan but no contributions shall be made to the Plan by, for or on his or her behalf while he or she is not a Covered Employee; provided, however, that if any such Participant is thereafter reemployed as a Covered Employee, he or she shall resume participation in the Plan as of the date of such reemployment.


                                 ARTICLE III.

                  CONTRIBUTIONS, LIMITATIONS AND FORFEITURES

      Section 3.1  Deferral Contributions.
                   ----------------------

          (a) As of an Entry Date, a Participant may elect to have his or her Employer make a Basic Deferral Contribution to the Plan on his or her behalf for each pay period in an amount that is not in excess of 5% of his or her Compensation for that pay period.

          (b) In addition, as of an Entry Date, a Participant who has elected to have his or her Employer make a Basic Deferral Contribution to the Plan in an amount which is equal to 5% of his or her Compensation for such pay period may elect to have his or her Employer make a Supplemental Deferral Contribution to the Plan on his or her behalf for each pay period in an amount that is not in excess of 5% of his or her Compensation for that pay period.

          (c) Basic and Supplemental Deferral Contributions shall be made by uniform payroll deductions pursuant to a Compensation reduction agreement which authorizes the Employer to pay such contributions to the Trustee on behalf of the Participant. A

     Participant may change the applicable percentage of such payroll deductions as of any Entry Date or suspend his or her election to have Basic and/or Supplemental Deferral Contributions made to the Plan as of the first day of any calendar month, provided that notice of such change or suspension is delivered to the Committee within such reasonable period of time prior to the effective date thereof as the Committee may require. If a Participant suspends his or her election to have Basic and/or Supplemental Deferral Contributions made to the Plan, such Participant shall be eligible to reelect to have such contributions made to the Plan as of the Entry Date coinciding with or next following the expiration of six months from the effective date of such suspension.

          (d) The Committee shall establish and maintain for each Participant a Deferral Account. All amounts attributable to Basic Deferral Contributions and Supplemental Deferral Contributions made by an Employer on behalf of such Participant pursuant to this Section 3.1 shall be credited to such Participant's Deferral Account.

          (e) Any provision of this Plan to the contrary notwithstanding, the amount of Deferral Contributions made to the Plan pursuant to this Section on behalf of a Participant shall not exceed the Adjusted Deferral Contribution Limitation for any calendar year. If the amount of Deferral Contributions and any other elective deferrals (within the meaning of Section 402(g)(3) of the Code) made on a Participant's behalf to all plans in which the Participant participates for any taxable year of such Participant the Adjusted Deferral Contribution Limitation, then if such Participant notifies the Committee of the amount of Deferral Contributions that exceeded that limitation within such reasonable period of time prior to the first April 15 following such year as the Committee may prescribe in its absolute discretion, the excess Deferral Contributions (along with any income allocable thereto for such year, but not for the gap period following such year) shall be distributed to such Participant no later than such April 15. A Participant will be deemed to have so notified the Committee of excess elective deferrals for a calendar year if, and only to the extent, such an excess arises on account of Deferral Contributions made to this Plan and elective deferrals made to other plans maintained by an Employer or Affiliated Company for such calendar year. Any such excess deferrals distributed to a Participant shall be distributed first from any Supplemental Deferral Contributions and then, to the extent necessary, from Basic Deferral Contributions. The income allocable to any excess Deferral Contributions for a Participant for a taxable year shall be determined by multiplying the amount of income allocable to such Participant's Deferral Account for such year by a fraction, the numerator of which is the amount of excess Deferral Contributions for such year and the denominator of which is the sum of the amount credited to such Participant's Deferral Account as of the beginning of such year plus the amount of such Participant's Deferral Contributions for such year. If any portion of a Deferral Contribution is distributed to a Participant pursuant to the foregoing provisions of this subsection (e), any portion of a Discretionary Matching Contribution or Matching Contribution (along with any income allocable thereto) made to this Plan or the Titan Matching Plan for such Participant that matches the distributed Deferral Contribution shall be forfeited.

          (f) An Employer may amend or revoke any Participant's Compensation reduction agreement at any time during a Plan Year if such amendment or revocation is deemed by such Employer to be necessary or appropriate to ensure that all applicable limitations, including those set forth in Sections 3.1(e), 3.6 and 10.3, are satisfied for such year.

     Section 3.2  After-Tax Contributions.
                  -----------------------

          (a) As of an Entry Date, a Participant may elect to make an After-Tax Contribution to the Plan for each pay period in an amount which, when combined with any Deferral Contributions made to the Plan on behalf of such Participant for that pay period, shall not exceed 12% of the Compensation of such Participant during such pay period.

          (b) After-Tax Contributions may be made in whole or in part by uniform payroll deductions which the Participant shall in writing authorize his or her Employer to withhold and pay over to the Trustee. A Participant may change the applicable percentage of such payroll deductions as of any Entry Date or suspend his or her election to make After-Tax Contributions to the Plan as of the first day of any calendar month, provided that notice of such change or suspension is delivered to the Committee within such reasonable period of time prior to the effective date thereof as the Committee may require. If a Participant suspends his or her election to make After-Tax Contributions to the Plan, such Participant shall be eligible to reelect to make After-Tax Contributions to the Plan as of the Entry Date coinciding with or next following the expiration of six months from the effective date of such suspension.

          (c) The Committee shall establish and maintain for each Participant an After-Tax Account. All amounts attributable to After-Tax Contributions made by a Participant pursuant to this Section 3.2 shall be credited to such Participant's After-Tax Account.

          (d) At any time and from time to time during a Plan Year, the Company may limit the After-Tax Contributions made by a Participant or suspend the making of After-Tax Contributions if the Company, in its absolute discretion, deems such to be necessary or appropriate to ensure that all applicable limitations, including those set forth in Sections 3.6 and 10.3, are satisfied for such year.

     Section 3.3  Employer Contributions.
                  ----------------------

          (a) As of the last day of each Plan Year, an Employer shall contribute to the Plan as a Discretionary Matching Contribution for each Participant who is employed by (or on authorized leave of absence from) an Employer as a Covered Employee on the last day of the Plan Year with respect to which such contribution is being made an amount equal to such percent of the Basic Deferral Contributions, Supplemental Deferral Contributions and/or After-Tax Contributions made to the Plan by or on behalf of each such Participant for such year as the Board of Directors of the Company shall determine in its absolute discretion. All Discretionary Matching Contributions made for a Participant pursuant to this Section shall be credited to such Participant's Discretionary Matching Account.

          (b) For each Plan Year an Employer shall contribute to the Plan as an Employer contribution such amount, if any, to be determined by the Board of Directors of the Company. Any Employer contribution made for a Plan Year pursuant to this Section 3.3(b) shall be allocated among and credited to the Employer Contribution Accounts of (A) those Participants who both (i) were employed by (or on authorized leave of absence from) an Employer as a Covered Employee on the last day of the Plan Year with respect to which such Employer contribution is being made and (ii) completed at least 500 Hours of Service during such Plan Year, and (B) those Participants whose Retirement, Permanent Disability or death occurred while employed by (or on authorized leave of absence from) an Employer as a Covered Employee during such Plan Year, in the proportion that the sum for each such Participant of
     (i) the Compensation of that Participant for that year plus (ii) the Compensation of that Participant for that year in excess of the Taxable Wage Base, bears to the total of such sums for all such Participants for that year; provided, however, that the amounts allocated and credited for a Plan Year pursuant to this sentence shall not exceed the Maximum Integration Percentage of such total for a Participant for such year. Following the allocations and credits provided for in the preceding sentence, any remaining portion of the total allocable amount shall be allocated among and credited to the Employer Contribution Accounts of such Participants in the proportion that the Compensation of each such Participant for that year bears to the Compensation of all such Participants for that year. For purposes of this Section, only the Compensation of a Participant while both a Participant and a Covered Employee shall be considered as the Compensation of a Participant.

     Section 3.4  Payment of Contributions.  The Deferral Contributions and
                  ------------------------
After-Tax Contributions made to the Plan for a pay period shall be paid to the Trustee in cash as soon as practicable after the end of such pay period, but in no event later than the 15th business day after the end of the month in which such pay period ends. Discretionary Matching Contributions and Employer contributions made to the Plan by an Employer pursuant to Section 3.3 shall be paid to the Trustee no later than the time prescribed by law, including extensions thereof, for the filing of the Employer's federal income tax return for such year.

     Section 3.5  Return of Employer Contributions.  Contributions to this Plan
                  --------------------------------
are conditioned upon being currently deductible under Section 404 of the Code. Any provision of this Plan to the contrary notwithstanding, upon an Employer's request, any such contribution or portion thereof made to this Plan by such Employer which (i) was made under a mistake of fact which is subsequently discovered, or (ii) is disallowed as a deduction under Section 404 of the Code, shall be returned to such Employer to the extent not previously distributed to Participants or their beneficiaries; provided, however, that the amounts returnable to an Employer pursuant to this Section shall be reduced by any Trust losses allocable thereto and shall be returned to such Employer only if such return is made within one year after the mistaken payment of the contribution or the date of the disallowance of the deduction, as the case may be. Except as provided in this Section, no contribution made by an Employer pursuant to this Plan shall ever revert to or be recoverable by any Employer.

     Section 3.6  Contribution Limitations.
                  ------------------------

          (a) Any provision of this Plan to the contrary notwithstanding, if for any Plan Year the actual deferral percentage for the group of Highly Compensated Employees eligible to elect to have Deferral Contributions made during such Plan Year fails to satisfy one of the following tests:

               (1) the actual deferral percentage for said group of Highly Compensated Employees is not more than 1.25 times the actual deferral percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible during the preceding Plan Year to elect to have Deferral Contributions made on their behalf, or

               (2) the excess of the actual deferral percentage for said group of Highly Compensated Employees over the actual deferral percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible during the preceding Plan Year to elect to have Deferral Contributions made on their behalf is not more than two percentage points, and the actual deferral percentage for said group of Highly Compensated Employees is not more than two times the actual deferral percentage for the preceding year for all Non-Highly Compensated Employees eligible during the preceding Plan Year to elect to have Deferral Contributions made on their behalf, then the actual deferral percentage of Participants who are members of said group of Highly Compensated Employees shall be reduced by reducing the actual deferral percentages of the Highly Compensated Employees with the largest individual actual deferral percentages to the largest uniform actual deferral percentage (commencing with the Highly Compensated Employee with the largest actual deferral percentage and reducing his or her actual deferral percentage to the extent necessary to satisfy one of the above tests or to lower such actual deferral percentage to the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage, and repeating this process as necessary) that permits the actual deferral percentage for said group of Highly Compensated Employees to satisfy one of said tests. For purposes of this subsection
     (a), the term "actual deferral percentage" for a specified group of Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in such group and after any distributions to Highly Compensated Employees required to satisfy the Adjusted Deferral Contribution Limitation described in Section 3.1) of (i) the aggregate amount of Deferral Contributions made to the Plan on behalf of each such Employee for that year, to (ii) the amount of such Employee's Compensation for that year or, in the Committee's discretion, only for such portion of that year during which the Employee was eligible to participate in the Plan. If two or more plans that include cash or deferred arrangements are considered as one plan for purposes of
     Section 401(a)(4) or 410(b) of the Code (other than for purposes of the average benefit percentage test), the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this subsection (a). If a Highly Compensated Employee is a participant in two or more cash or deferred arrangements of an Employer, then for purposes of determining the actual deferral ratio of such Employee, all such cash or deferred arrangements (other than those that may not be permissively aggregated) shall be treated as one cash or deferred arrangement.

          (b) The aggregate amount of any Deferral Contributions made on behalf of Participants which cannot be credited to Deferral Accounts for a Plan Year because of the limitation contained in subsection (a) of this Section (along with any income allocable to such contributions for such Plan Year, but not for the gap period following such Plan Year), calculated by adding together the dollar amount of excess contributions determined in subsection
     (a) of this Section for each affected Highly Compensated Employee, shall be distributed to Participants no later than 2 1/2 months after the end of such year with the amount to be distributed to particular Participants to be determined on the basis of the amount of Deferral Contributions made for each such Participant (commencing with the Highly Compensated Employee with the largest amount of Deferral Contributions for such Plan Year and reducing his or her Deferral Contributions to the extent necessary to distribute such aggregate amount or to lower such amount to the amount of Deferral Contributions of the Highly Compensated Employee with the next highest amount of Deferral Contributions, and repeating this process as necessary). Any such excess contributions distributed to a Participant shall be distributed first from any Supplemental Deferral Contributions and then, to the extent necessary, from Basic Deferral Contributions. The income allocable to any such excess contributions for a Participant for a Plan Year shall be determined by multiplying the amount of income allocable to such Participant's Deferral Account for such year by a fraction, the numerator of which is the amount of the excess contributions for such year and the denominator of which is the sum of the amount credited to such Participant's Deferral Account as of the beginning of such year plus the amount of such Participant's Deferral Contributions for such year. If any portion of a Deferral Contribution is distributed to a Participant pursuant to the foregoing provisions of this subsection (b), any portion of a Discretionary Matching Contribution or Matching Contribution (along with any income allocable thereto) made to this Plan or the Titan Matching Plan for such Participant that matches the distributed Deferral Contribution shall be forfeited.

          (c) Any provision of this Plan to the contrary notwithstanding, if for any Plan Year the contribution percentage for the group of Highly Compensated Employees eligible to make After-Tax Contributions or to receive an allocation of Discretionary Matching Contributions or Matching Contributions under the Titan Matching Plan for such Plan Year fails to satisfy one of the following tests:

               (1) the contribution percentage for said group of Highly Compensated Employees is not more than 1.25 times the contribution percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible for the preceding Plan Year to make After-Tax Contributions or to receive an allocation of Discretionary Matching Contributions or Matching Contributions under the Titan Matching Plan, or

               (2) the excess of the contribution percentage for said group of Highly Compensated Employees over the contribution percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible for the preceding Plan Year to make After-Tax Contributions or to receive an allocation of Discretionary Matching Contributions or Matching Contributions under the Titan Matching Plan is not more than two percentage points, and the contribution percentage for said group of Highly Compensated Employees is not more than two times the contribution percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible for the preceding Plan Year to make After-Tax Contributions or to receive an allocation of Discretionary Matching Contributions or Matching Contributions under the Titan Matching Plan, then the contribution percentage of Participants who are members of said group of Highly Compensated Employees shall be reduced by reducing the contribution percentages of the Highly Compensated Employees with the largest individual contribution percentages to the largest uniform contribution percentage (commencing with the Highly Compensated Employee with the largest contribution percentage and reducing his or her contribution percentage to the extent necessary to satisfy one of the above tests or to lower such contribution percentage to the contribution percentage of the Highly Compensated Employee with the next highest contribution percentage, and repeating this process as necessary) that permits the contribution percentage for said group of Highly Compensated Employees to satisfy one of said tests. For purposes of this subsection
     (c), the term "contribution percentage" for a specified group of Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in such group and after application of the reduction and forfeiture provisions of subsections (a) and (b) of this Section) of (i) the aggregate amount of After-Tax Contributions and Discretionary Matching Contributions made to this Plan and Matching Contributions made to the Titan Matching Plan by or for such Employee for that year and, at the election of the Committee, all or a portion of the Deferral Contributions made on behalf of such Employee for that year which are not in excess of the amount of such contributions that are permitted to be taken into account under Sections 401(k) and (m) of the Code and the regulations thereunder, to (ii) the amount of such Employee's Compensation for that year or, in the Committee's discretion, only for such portion of that year during which the Employee was eligible to participate in the Plan. If two or more plans to which matching contributions or employee after-tax contributions are made are considered as one plan for purposes of Section 410(b) of the Code (other than for purposes of the average benefit percentage test), such plans shall be treated as one plan for purposes of determining the contribution percentages for this subsection (c). If a Highly Compensated Employee is a participant in two or more plans to which matching contributions or employee after-tax contributions are made, then for purposes of determining the contribution ratio of such Employee, all such plans (other than those that may not be permissively aggregated) shall be treated as one plan.

          (d) The aggregate amount of any After-Tax Contributions and Discretionary Matching Contributions made to this Plan and Matching Contributions made to the Titan Matching Plan by or for Participants which cannot be credited to Participants' Accounts for a Plan Year because of the limitation contained in subsection (c) of this Section (along with any income allocable to such contributions for such Plan Year, but not for the gap period following such Plan Year), calculated by adding together the dollar amount of excess aggregate contributions determined in subsection
     (c) of this Section for each affected Highly Compensated Employee, shall be forfeited if forfeitable, but if not forfeitable, distributed to Participants no later than 2 1/2 months after the end of such year with the amount to be distributed to particular Participants to be determined on the basis of the amount of After-Tax Contributions and Discretionary Matching Contributions made to this Plan and the amount of Matching Contributions made to the Titan Matching Plan by or for each such Participant (commencing with the Highly Compensated Employee with the largest total amount of After-Tax Contributions, Discretionary Matching Contributions and Matching Contributions under the Titan Matching Plan for such Plan Year and reducing first his or her After-Tax Contributions, then his or her Discretionary Matching Contributions, and then, if necessary, Matching Contributions made to the Titan Matching Plan to the extent necessary to distribute such aggregate amount or to lower such amount to the total amount of After-Tax Contributions, Discretionary Matching Contributions and Matching Contributions under the Titan Matching Plan of the Highly Compensated Employee with the next highest amount of such contributions, and repeating this process as necessary). The income allocable to any such excess aggregate contributions for a Participant for a Plan Year shall be determined by multiplying the amount of income allocable to such Participant's After-Tax Account, Discretionary Matching Account or Matching Account under the Titan Matching Plan, whichever is applicable, for such year by a fraction, the numerator of which is the amount of the excess aggregate contributions for such year and the denominator of which is the sum of the amount credited to such Participant's After-Tax Account, Discretionary Matching Account or Matching Account under the Titan Matching Plan, whichever is applicable, as of the beginning of such year plus the amount of the After-Tax Contributions, Discretionary Matching Contributions, or Matching Contributions to the Titan Matching Plan, whichever is applicable, made by or for such Participant for such year.

          (e) Any provision of this Plan to the contrary notwithstanding, in addition to the above limitations of this Section, the sum of the actual deferral percentage and the contribution percentage for the group of Highly Compensated Employees as determined pursuant to and after any reduction in such percentages required by subsections (a) and (c) of this Section and
     Section 3.4(a) of the Titan Matching Plan shall not exceed the "aggregate limit." The "aggregate limit" shall be equal to the greater of:

               (1) the sum of: (i) 1.25 times the greater of the relevant actual deferral percentage or the relevant contribution percentage, and (ii) two percentage points plus the lesser of the relevant actual deferral percentage or the relevant contribution percentage, provided that the amount in this clause (ii) shall not exceed two times the lesser of the relevant actual deferral percentage or the relevant contribution percentage; or

               (2) the sum of: (i) 1.25 times the lesser of the relevant actual deferral percentage or the relevant contribution percentage, and (ii) two percentage points plus the greater of the relevant actual deferral percentage or the relevant contribution percentage, provided that the amount in this clause (ii) shall not exceed two times the greater of the relevant actual deferral percentage or the relevant contribution percentage.

     The "relevant actual deferral percentage" means the actual deferral percentage determined for the preceding Plan Year pursuant to subsection
     (a) of this Section for the group of Non-Highly Compensated Employees eligible during the preceding Plan Year to have Deferral Contributions made to the Plan. The "relevant contribution percentage" means the contribution percentage determined for the preceding Plan Year pursuant to subsection
     (c) of this Section and Section 3.4(a) of the Titan Matching Plan for the group of Non-Highly Compensated Employees eligible for the preceding Plan Year to make After-Tax Contributions or to receive an allocation of Discretionary Matching Contributions or Matching Contributions under the Titan Matching Plan. In the event that the aggregate limit is exceeded in any year, then the actual deferral percentage and/or contribution percentage for Participants who are members of the group of Highly Compensated Employees shall be reduced by reducing first any After-Tax Contributions, then any Deferral Contributions, then any Discretionary Matching Contributions and finally any Matching Contributions made to the Titan Matching Plan for such Plan Year by, for or on behalf of the Highly Compensated Employees with the largest individual actual deferral percentages and/or contribution percentages to the largest uniform actual deferral percentage and/or contribution percentage (proceeding in the manner prescribed in subsections (a) and (c) of this Section and Section 3.4(a) of the Titan Matching Plan) that permits the sum of the actual deferral percentage and contribution percentage for said group of Highly Compensated Employees to satisfy the above restrictions. The provisions of subsections (b) and (d) of this Section and Section 3.4(b) of the Titan Matching Plan shall apply with respect to any After-Tax Contributions, Deferral Contributions, Discretionary Matching Contributions and Matching Contributions under the Titan Matching Plan which cannot be credited to After-Tax Accounts, Deferral Accounts, Discretionary Matching Accounts or Matching Accounts under the Titan Matching Plan, as the case may be, because of the limitation contained in this subsection (e).

          (f) Any provision of this Section to the contrary notwithstanding, the Company in its discretion may cause the provisions of subsections (a), (c) and (e) of this Section to be satisfied without use of the corrective provisions set forth in subsections (b),

     (d) and (e) of this Section by requiring each Employer to make a qualified non-elective contribution and/or a qualified matching contribution to the Plan to be allocated to the Deferral Accounts (with respect to a contribution intended to be taken into account for purposes of determining the actual deferral percentage pursuant to subsection (a)) or the Discretionary Matching Accounts (with respect to a contribution intended to be taken into account for purposes of determining the contribution percentage pursuant to subsection (c)) of those Participants who were Non-Highly Compensated Employees in the employ of (or on authorized leave of absence from) an Employer on the last day of such Plan Year. A qualified non-elective contribution shall be allocated to the eligible Participants in the proportion that the Compensation of each such eligible Participant while both a Participant and a Covered Employee during that year bears to the Compensation of all such eligible Participants while both Participants and Covered Employees during that year. A qualified matching contribution shall be allocated to the eligible Participants in the proportion that the Deferral Contributions made with respect to each such eligible Participant for such Plan Year bears to the Deferral Contributions made with respect to all such eligible Participants for such Plan Year.

          (g) Any provision of this Section to the contrary notwithstanding, the Company may elect, in accordance with Section 401(k) and (m) of the Code and any regulations or other Treasury pronouncements pertaining thereto, to use data for the current Plan Year, rather than the preceding Plan Year, in determining the actual deferral percentage and the contribution percentage required by this Section for Non-Highly Compensated Employees.

     Section 3.7  Application and Allocation of Forfeitures.  All amounts
                  -----------------------------------------
forfeited during a Plan Year shall first be applied to restore any forfeited Accounts required to be restored pursuant to Sections 6.5 and 6.9, and any forfeitures in excess of the amount needed to restore any such Account shall be allocated among and credited to the Employer Contribution Accounts of those Participants who are eligible to receive an allocation of Employer contributions pursuant to Section 3.3(b) in the proportion that the Compensation of each such Participant while both a Participant and a Covered Employee during that year bears to the Compensation of all such Participants while both Participants and Covered Employees during that year.

     Section 3.8  Rollover Contributions.  With the consent of the Committee,
                  ----------------------
any Covered Employee (regardless of whether he or she is a Participant) may contribute Rollover Property in the form of cash to the Plan. Each contribution of Rollover Property shall be credited to a separate Rollover Account to be established and maintained for the benefit of the contributing Employee. An Employee who is not a Participant, but for whom a Rollover Account is being maintained, shall be accorded all of the rights and privileges of a Participant under the Plan except that no contributions (other than contributions of Rollover Property) shall be made for or on behalf of such Employee until he or she meets the eligibility and participation requirements of Article II.

                                  ARTICLE IV.

                     TRUST FUND, INVESTMENTS AND VALUATIONS

     Section 4.1  Trust and Trustee.  All of the contributions paid to the
                  -----------------
Trustee pursuant to this Plan and the Superseded Plan, together with the income therefrom and the increments thereof, shall be held in trust by the Trustee under the terms and provisions of the separate trust agreement between the Trustee and the Company, a copy of which is attached hereto and incorporated herein by this reference for all purposes, establishing a trust fund known as the TITAN 401(k) TRUST for the exclusive benefit of the Participants and their beneficiaries.

     Section 4.2  Trust Investment Options.  All amounts credited to a
                  ------------------------
Participant's Accounts shall be invested in one or more of the Investment Funds and/or Titan Stock, at the direction of such Participant in accordance with the provisions of this Section. The assets of the Trust (other than Titan Stock) shall be divided into such number and kind of separate and distinct Investment Funds as the Committee in its absolute discretion shall authorize from time to time. The Trust assets allocated to a particular Investment Fund shall be invested by the Trustee and/or one or more investment managers duly appointed in accordance with the provisions of the Trust, as the case may be, in such type of property, whether real, personal or mixed, as the Trustee is directed to acquire and hold for such Investment Fund. Upon becoming a Participant in the Plan, each Participant shall direct, in the manner prescribed by the Committee, that all amounts credited to his or her Accounts under the Plan shall be invested, in such multiples as the Committee shall prescribe, in one or more of the separate and distinct Investment Funds established by the Committee and/or Titan Stock. Subject to such conditions and limitations as the Committee may prescribe from time to time for application to all Participants on a uniform basis, a Participant may change his or her investment direction with respect to future contributions or redirect the investment of the amounts credited to his or her Accounts provided that notice of such change is delivered to or in the manner directed by the Committee within such reasonable period of time prior to the effective date thereof as the Committee may require.

     Section 4.3  Titan Stock and Voting Securities.
                  ---------------------------------

          (a) Titan Stock purchased for a Participant's Accounts shall be purchased by the Trustee in the open market. Brokerage commissions, transfer taxes and other charges or expenses incurred by the Trustee in connection with the purchase of Titan Stock shall be added to the cost of purchasing such stock.

          (b) All Titan Stock held for Participants' Accounts and all other securities with voting rights held for Participants shall be voted by the Trustee as directed by the Committee in its absolute discretion.

     Section 4.4  Valuation and Adjustment of Accounts.  As of each Valuation
                  ------------------------------------
Date, the Trustee shall determine the fair market value of all assets of the Trust, with the value of the assets of each Investment Fund being separately determined. On the basis of such valuations and in accordance with such procedures as may be specified from time to time by the Committee, the portion of each Account invested in a particular Investment Fund shall be adjusted by the Committee to reflect its proportionate share of the income collected and accrued, realized and unrealized profits and losses, expenses and all other transactions attributable to that particular Investment Fund for the valuation period then ended. All cash dividends, stock dividends, stock splits and other amounts received by the Trustee with respect to Titan Stock held for an Account shall be credited to such Account. The amount of any distribution, withdrawal or forfeiture shall be determined on the basis of the most recent valuation preceding the date of distribution, withdrawal or forfeiture, as the case may be.


                                  ARTICLE V.

                                   VESTING

     Section 5.1  Fully Vested Accounts.  The amounts credited to a
                  ---------------------
Participant's Deferral Account, After-Tax Account and Rollover Account shall be fully vested at all times.

     Section 5.2  Vesting of Other Accounts.  The amounts credited to the
                  -------------------------
Discretionary Matching Account and Employer Contribution Account of a Participant shall become fully vested upon the occurrence of any of the following events while the Participant is in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company: (i) the completion of an Hour of Service by the Participant on or after his or her Normal Retirement Date, (ii) the Participant's death, (iii) the Participant's Permanent Disability, or (iv) a Change of Control. Unless sooner vested pursuant to the preceding sentence, the amounts credited to a Participant's Discretionary Contribution Account and Employer Contribution Account shall vest in accordance with the following schedule:

                Years of Service
          Completed by Participant            Percentage Vested
          ------------------------            -----------------

              Less than 1 year                       None
                    1 year                            25%
                    2 years                           50%
                    3 years                           75%
               4 or more years                       100%


                                  ARTICLE VI.

                         DISTRIBUTIONS AND WITHDRAWALS

     Section 6.1  Time and Form of Distribution.  Distribution to a Participant
                  -----------------------------
or beneficiary under this Article shall be made or commence being made no later than 60 days after the close of the Plan Year in which the latest of the following occurs: (i) the

Participant's Normal Retirement Date, (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant's separation from the employment of an Employer for any reason other than his or her transfer to the employment of another Employer or Affiliated Company. In addition and any provision of this Plan to the contrary notwithstanding, in the case of a Participant who is a five-percent owner (as defined in Section 416(i) of the Code) or at the election of any other Participant who attains age 70 1/2 prior to January 1, 1999, distribution to such Participant under the Plan shall be made or commence being made no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Distributions that commence being made pursuant to the preceding sentence to a Participant who has not separated from the employment of an Employer or Affiliated Company shall be equal to the minimum amounts required to be distributed pursuant to Section 401(a)(9) of the Code and the regulations thereunder, without recalculation of life expectancy (unless the Participant requests that life expectancy be recalculated in accordance with
Section 401(a)(9) of the Code at the time and in the manner prescribed by the Committee), with any amount remaining upon the termination of the Participant's employment or death to be paid in accordance with Section 6.2 or Section 6.3, whichever is applicable, but with any payments adjusted or accelerated as necessary to satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. Distributions and withdrawals from the Plan shall be made in cash, except that amounts credited to an Account that are invested in Titan Stock may, at the election of the Participant, be distributed in the form of Titan Stock with cash in lieu of fractional shares. Any provision of this Plan to the contrary notwithstanding, (i) all distributions from the Plan shall be made in accordance with Section 401(a)(9) of the Code and the regulations thereunder, and (ii) for purposes of this Article a Participant shall not be treated as having separated from the employment of an Employer or Affiliated Company prior to such time that a distribution can be made to such Participant in accordance with Section 401(k) of the Code and the regulations thereunder.

     Section 6.2  Distribution of Retirement or Permanent Disability Benefit.
                   ----------------------------------------------------------
Upon the Retirement or Permanent Disability of a Participant, the Vested Interest of such Participant shall be distributed to such Participant by the Trustee at the direction of the Committee in a single distribution; provided, however, that if such Participant's Vested Interest exceeds or has ever exceeded $5,000, he or she may elect to receive his or her Vested Interest in substantially equal monthly, quarterly or annual installment payments over a fixed period of time not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his or her designated beneficiary. If a Participant who elected installment payments dies prior to the distribution of the entire amount of his or her Vested Interest, the remaining portion thereof shall be distributed to his or her beneficiary or beneficiaries, as determined in accordance with Section 6.3. Notwithstanding the foregoing provisions of this Section 6.2, no distribution shall be made upon the Permanent Disability of a Participant prior to his or her Normal Retirement Date unless (i) such Participant elects to receive such distribution, or (ii) such Participant's Vested Interest does not exceed and has never exceeded $5,000.

     Section 6.3  Distribution of Death Benefit.  Upon the death of a
                  -----------------------------
Participant, the Vested Interest of such Participant shall be distributed by the Trustee at the direction of the Committee to such Participant's beneficiary or beneficiaries. Any amount payable under the Plan upon the death of a married Participant shall be distributed to the surviving spouse of such Participant unless such Participant designates otherwise with the written consent of his or her spouse which is witnessed by a notary public. Any amount payable under the Plan upon the death of a Participant who is not married or who is married but has designated, as provided above, a beneficiary other than his or her spouse, shall be distributed to the beneficiary or beneficiaries designated by such Participant. Such designation of beneficiary or beneficiaries shall be made in writing on a form prescribed by the Committee and, when filed with the Committee, shall become effective and remain in effect until changed by the Participant by the filing of a new beneficiary designation form with the Committee. If an unmarried Participant fails to so designate a beneficiary, or in the event all of a Participant's designated beneficiaries are individuals who predecease such Participant, then the Committee shall direct the Trustee to distribute the amount payable under the Plan to such Participant's surviving spouse, if any, but if none, to such Participant's estate. All distributions under this section shall be made in a single distribution as soon as practicable following a Participant's death; provided, however, that if the Participant's Vested Interest exceeds or has ever exceeded $5,000, a Participant may elect (or if the Participant does not elect, his or her designated beneficiary may elect) that distributions be made in substantially equal monthly, quarterly or annual installments over a fixed period of time not extending beyond the life expectancy of the Participant's designated beneficiary.

     Section 6.4  Distribution of Separation from Employment Benefit.  If a
                  --------------------------------------------------
Participant separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, the Accounts of such Participant shall be retained in trust and shall continue to be credited with applicable earnings as provided in Section 4.4, and the Vested Interest of such Participant shall be distributed to him or her by the Trustee at the direction of the Committee in accordance with Section 6.2 as soon as practicable after his or her Normal Retirement Date (or, if the Participant dies prior to such date, the Vested Interest of such Participant shall be distributed upon his or her death in accordance with Section 6.3); provided, however, that
(i) each such Participant shall have the right to elect on a form prescribed by the Committee to receive an early distribution of his or her Vested Interest as soon as practicable and (ii) the Committee shall require an early distribution of any such Participant's Vested Interest which does not exceed and has never exceeded $5,000 in the form of a single distribution. The Vested Interest of a Participant who elects to receive an early distribution shall be distributed to him or her in the same manner as provided in Section 6.2 for a distribution upon Retirement or Permanent Disability.

     Section 6.5  Forfeitures.
                  -----------

          (a) Unless sooner forfeited as provided below, any unvested portion of the Accounts of a Participant who separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent

     Disability, death or transfer to the employment of another Employer or Affiliated Company shall be forfeited upon the earlier of the date of such Participant's death or the date such Participant incurs five consecutive One Year Breaks in Service unless such Participant is reemployed by an Employer or Affiliated Company prior to such date.

          (b) (i) If a Participant receives a complete distribution of his or her Vested Interest under Section 6.4 by the end of the second Plan Year following the year in which his or her separation from employment occurred under Section 6.4, any portion of such Participant's Accounts which is not vested at the time of such distribution shall be forfeited at such time.

               (ii) If a Participant who separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, is not entitled to receive any distribution from the Plan due to the fact that such Participant has no Vested Interest, such Participant shall be deemed to have received a distribution from the Plan of his or her entire Vested Interest under the Plan and any amount credited to such Participant's Discretionary Matching Account and Employer Contribution Account shall be forfeited at the time of such separation from employment.

               (iii) If a Participant, any portion of whose Account is forfeited pursuant to this subsection (b), is reemployed as a Covered Employee prior to incurring five consecutive One Year Breaks in Service, the amount so forfeited shall be restored to such individual's Accounts out of current-year forfeitures or, if such forfeitures are insufficient, by an additional Employer contribution; provided, however, that no amount shall be restored to the Accounts of an individual who previously received a distribution of the vested portion of his or her Accounts unless he or she repays to the Plan for crediting to his or her Accounts, while a Covered Employee and within five years of the date of such reemployment, the full amount previously distributed from such Accounts.

          (c) If a Participant who has not yet incurred five consecutive One Year Breaks in Service receives a distribution under Section 6.4 after the end of the second Plan Year following the year in which his or her separation from employment occurred, any portion of such Participant's Accounts which is not vested at the time of such distribution shall be retained in such Accounts and shall be forfeited upon the earlier of the date of such Participant's death or the date such Participant incurs five consecutive One Year Breaks in Service unless such Participant is reemployed by an Employer or Affiliated Company prior to such date. If a Participant receives a distribution from the Plan after the end of the second Plan Year following the year in which his or her separation from employment occurred and is reemployed by an Employer or Affiliated Company prior to incurring five consecutive One Year Breaks in Service, then the unvested balance in his or her Accounts shall be transferred to a segregated account for such Participant and the amount that the Participant is entitled to receive from such segregated account as of any later date shall be an amount equal to X, which amount shall be determined in accordance with the following formula: X = P(AB + D) - D, where P is the Participant's vested percentage at such later date, AB is the amount in his or her segregated account at such later date, and D is the amount distributed to the Participant in connection with his or her earlier separation from employment.

          (d) All amounts forfeited under the Plan shall be credited to a forfeiture account and invested by the Trustee at the direction of the Committee in its discretion until such forfeited amounts and any earnings attributable thereto are applied in accordance with Section 3.7.

     Section 6.6  Hardship Withdrawals.
                  --------------------

          (a) A Participant in the employ of an Employer may make a hardship withdrawal of such amount as the Committee shall determine to be necessary to satisfy an immediate and heavy financial need of such Participant from his or her Deferral Account, other than earnings credited to such Account under this Plan or the Superseded Plan and qualified nonelective contributions allocated to such Account; provided, however, that (i) no withdrawal may be made unless written notice of such withdrawal is delivered to the Committee by the withdrawing Participant within such period of time prior to the effective date thereof as the Committee may prescribe in its discretion and (ii) no withdrawal may be made by a Participant to whom a loan from the Trust is then outstanding unless the Committee is satisfied that such loan will remain nontaxable and fully secured by the withdrawing Participant's Vested Interest following such withdrawal. The Committee shall direct the Trustee to distribute any withdrawn amount to such Participant as soon as practicable following the effective date of the withdrawal. Any withdrawal from a Deferral Account pursuant to this Section shall be taken proportionally from Titan Stock and each Investment Fund in which such Account is invested.

          (b) A hardship withdrawal will be considered to be made on account of an immediate and heavy financial need of a Participant only if the Committee determines that such withdrawal is on account of (i) expenses for medical care described in Section 213(d) of the Code previously incurred by such Participant or his or her spouse or dependents (as defined in Section 152 of the Code) or necessary for such individuals to obtain such care,
     (ii) costs directly related to the purchase of a principal residence for such Participant (excluding mortgage payments), (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for such Participant or his or her spouse, children or dependents (as so defined), or (iv) payments necessary to prevent the eviction of such Participant from his or her principal residence or foreclosure on the mortgage of such residence.

          (c) A hardship withdrawal will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Committee determines that (i) the amount of such withdrawal is not in excess of the amount of such need plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, and (ii) such Participant has obtained all distributions and withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employers.

          (d) Any provision of this Plan to the contrary notwithstanding, if a Participant makes a hardship withdrawal, (i) no contributions shall be made by or on behalf of such Participant for 12 months after receipt of such withdrawal and no contributions shall be made by or on behalf of such Participant to any other deferred compensation plan maintained by an Employer or Affiliated Company for 12 months after receipt of such withdrawal, and (ii) the Deferral Contributions made on behalf of such Participant for the calendar year immediately following the calendar year of such withdrawal shall not exceed the amount by which the Adjusted Deferral Contribution Limitation for such next calendar year exceeds the amount of the Deferral Contributions made on behalf of such Participant for the calendar year of such withdrawal.

      Section 6.7 Loans.
                  -----

          (a) Subject to such conditions and limitations as the Committee may from time to time prescribe for application to all Participants and beneficiaries on a uniform basis, at the request of a Participant or beneficiary of a deceased Participant who is a party in interest (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) with respect to the Plan (hereinafter called the "Borrower"), the Committee shall direct the Trustee to loan to such Borrower from his or her Deferral Account an amount of money which, when added to the total outstanding balance of all other loans to such Borrower from the Plan or from a qualified employer plan (within the meaning of Section 72(p) of the Code) maintained by an Employer or Affiliated Company, does not exceed the lesser of (i) $50,000 (reduced, however, by the excess, if any, of the highest total outstanding balance of all such other loans during the one-year period ending on the day before the date such loan is made, over the outstanding balance of all such other loans on the date such loan is made), or (ii) one-half of such Participant's Vested Interest under the Plan (or, in the case of a loan to a beneficiary, one-half of such beneficiary's Accounts); provided, however, that a Participant may receive a Plan loan only if the Committee determines that the loan is necessary to satisfy an immediate and heavy financial need of the Participant. A Plan loan will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Committee determines that such loan is on account of (i) expenses for medical care described in Section 213(d) of the Code previously incurred by such Participant or his or her spouse or dependents (as defined in Section 152 of the Code) or necessary for such individuals to obtain such care, (ii) costs directly related to the purchase of a principal residence for such Participant

     (excluding mortgage payments), (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for such Participant or his or her spouse, children or dependents (as so defined), or (iv) payments necessary to prevent the eviction of such Participant from his or her principal residence or foreclosure on the mortgage of such residence.

          (b) Any such loan made to a Borrower shall be evidenced by a promissory note payable to the Trustee, shall bear a reasonable rate of interest, shall be secured by one-half of the Participant's Vested Interest under the Plan (or, in the case of a loan to a beneficiary, by one-half of such beneficiary's Accounts), shall be repayable in substantially equal payments no less frequently than quarterly and shall be repayable within five years or, in the case of a loan that is to be used to acquire any dwelling unit which within a reasonable period of time is to be used as the principal residence of the Participant, within such period greater than five years as shall be determined by the Committee in its absolute discretion.

          (c) Any loan from a Deferral Account pursuant to this Section shall be taken proportionally from Titan Stock and each Investment Fund in which such Account is invested.

          (d) Any provision of this Plan to the contrary notwithstanding, the promissory note evidencing any such loan shall be held by the Trustee as a segregated investment allocated to and made solely for the benefit of the Deferral Account of the Borrower.

     Section 6.8  Distributions to Minors and Persons Under Legal Disability.
                  ----------------------------------------------------------
If any distribution under the Plan becomes payable to a minor or other person under a legal disability, such distribution may be made to the duly appointed guardian or other legal representative of the estate of such minor or person under legal disability.

     Section 6.9  Benefits Payable to Missing Participant or Beneficiary.  If
                  ------------------------------------------------------
the Committee cannot locate a Participant or beneficiary entitled to a distribution under this Plan within a period of three years after such Participant or beneficiary becomes entitled to the distribution, the amounts credited to the Accounts of such Participant or beneficiary shall be forfeited; provided, however, that if a claim for any such forfeited amounts is subsequently made by any person entitled to the distribution, such forfeited amounts shall be restored (without adjustment for earnings or appreciation) out of current-year forfeitures, or if such forfeitures are insufficient, by an additional Employer contribution.

     Section 6.10  Qualified Domestic Relations Orders.  Any provision of this
                   -----------------------------------
Plan to the contrary notwithstanding:

          (a) The Committee shall establish and maintain for each alternate payee named with respect to a Participant under a domestic relations order which is determined by the Committee to be a qualified domestic relations order (as defined in

     Section 414(p) of the Code) such separate accounts as the Committee may deem to be necessary or appropriate to reflect such alternate payee's interest in the Accounts of such Participant. Such alternate payee's accounts shall be credited with the alternate payee's interest in the Participant's Accounts as determined under such qualified domestic relations order. The alternate payee may change investment direction with respect to his or her account balances in accordance with Section 4.2 in the same manner as the Participant.

          (b) Except to the extent otherwise provided in the qualified domestic relations order naming an alternate payee with respect to a Participant,
     (i) the alternate payee may designate a beneficiary on a form prescribed by and filed with the Committee, (ii) if no such beneficiary is validly designated or if the designated beneficiary is a person who predeceases the alternate payee, the beneficiary of the alternate payee shall be the alternate payee's estate, and (iii) the beneficiary of the alternate payee shall be accorded under the Plan all of the rights and privileges of the beneficiary of a Participant.

          (c) An alternate payee named with respect to a Participant shall be entitled to receive a distribution from the Plan in accordance with the qualified domestic relations order naming such alternate payee. Such distribution may be made only in a form provided under the Plan (excluding hardship withdrawal) and shall include only such amounts as are vested. If a qualified domestic relations order so provides, a lump sum distribution of the total vested amount credited to the alternate payee's accounts may be made to the alternate payee at any time prior to the date the Participant named in such qualified domestic relations order attains his or her earliest retirement age (as defined in Section 414(p)(4)(B) of the Code).

          (d) If a portion of any unvested amount credited to the Accounts of a Participant named in the qualified domestic relations order is credited to the account of the alternate payee named in such qualified domestic relations order, the portion credited to such account of the alternate payee shall vest and/or be forfeited at the same time and in the same manner as such Account of the Participant.

     Section 6.11 Transfer of Eligible Rollover Distribution.  If a Participant
                  ------------------------------------------
is entitled to receive an eligible rollover distribution (as defined in Section 402(c) of the Code and the regulations thereunder) from the Plan, such Participant may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to any of the following specified by such Participant: an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), a defined contribution plan qualified under Section 401(a) of the Code the terms of which permit rollover contributions or an annuity plan described in Section 403(a) of the Code. If the surviving spouse of a deceased Participant is entitled to receive an eligible rollover distribution from the Plan, such surviving spouse may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to either an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) specified by such surviving spouse. If an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) is the spouse or former spouse of the Participant specified in the qualified domestic relations order, this Section shall apply to such alternate payee as if the alternate payee were a Participant. A distributee of an eligible rollover distribution who is entitled to make an election under this Section may specify that some portion less than the entire amount of such distribution be transferred in accordance with this Section.


                                 ARTICLE VII.

                              PLAN ADMINISTRATION

     Section 7.1  Committee.  The Company shall be the plan administrator of
                  ---------
the Plan. The Plan shall be administered on behalf of the Company by a Committee composed of at least three individuals appointed by the Board of Directors of the Company. Each member of the Committee so appointed shall serve in such office until his or her death, resignation or removal by the Board of Directors of the Company. The Board of Directors of the Company may remove any member of the Committee at any time by giving written notice thereof to the members of the Committee. Vacancies shall likewise be filled from time to time by the Board of Directors of the Company. The members of the Committee shall receive no remuneration from the Plan for their services as Committee members.

     Section 7.2  Powers, Duties and Liabilities of the Committee.  The
                  -----------------------------------------------
Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan, including without limitation authority to determine eligibility for benefits under the Plan, and shall perform all of the duties and exercise all of the powers and discretion granted to it under the terms of the Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so authorized to act. Every interpretation, choice, determination or other exercise by the Committee of any discretion given either expressly or by implication to it shall be conclusive and binding upon all parties directly or indirectly affected, without restriction, however, on the right of the Committee to reconsider and redetermine such actions. In performing any duty or exercising any power herein conferred, the Committee shall in no event perform such duty or exercise such power in any manner which discriminates in favor of Highly Compensated Employees. The Employers shall indemnify and hold harmless each member of the Committee against any claim, cost, expense (including attorneys' fees), judgment or liability (including any sum paid in settlement of a claim with the approval of the Employers) arising out of any act or omission to act as a member of the Committee appointed under this Plan, except in the case of willful misconduct.

     Section 7.3  Rules, Records and Reports.  The Committee may adopt such
                  --------------------------
rules and procedures for the administration of the Plan as are consistent with the terms hereof, and shall keep adequate records of the Committee's proceedings and acts and of the status of the Participants' Accounts. The Committee may employ such agents, accountants and legal counsel (who may be agents, accountants or legal counsel for an Employer) as may be appropriate for the administration of the Plan. The Committee shall at least annually provide each Participant with a report reflecting the status of his or her Accounts in the Trust and shall cause such other information, documents or reports to be prepared, provided and/or filed as may be necessary to comply with the provisions of the Employee Retirement Income Security Act of 1974 or any other law.

     Section 7.4  Administration Expenses and Taxes. The Employers may, but
                  ---------------------------------
shall not be required to, pay all reasonable and necessary expenses (including the fees of agents, accountants and legal counsel) incurred by the Committee in connection with the administration of the Plan. Unless otherwise paid by the Employers in their absolute discretion, such expenses shall be paid from and charged against the assets of the Trust. Should any tax of any character (including transfer taxes) be levied upon the Trust assets or the income therefrom, such tax shall be paid from and charged against the assets of the Trust.



                                 ARTICLE VIII.

                           AMENDMENT AND TERMINATION

     Section 8.1  Amendment.  The Company shall have the right and power at any
                  ---------
time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers. Any such amendment made by the Company shall be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company, and shall be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company shall authorize for such purpose. With the consent of the Company and subject to such procedure as it may prescribe, each Employer shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, with respect to the Plan's application to the Participants of the particular amending Employer and the assets held in the Trust for their benefit, or to transfer such assets or any portion thereof to a new trust for the benefit of such Participants. However, in no event shall any amendment or new trust permit any portion of the trust fund to be used for or diverted to any purpose other than the exclusive benefit of the Participants and their beneficiaries, nor shall any amendment or new trust reduce a Participant's Vested Interest under the Plan.

     Section 8.2  Termination.  The Board of Directors of the Company shall
                  -----------
have the right and power at any time to terminate this Plan on behalf of all Employers, or to terminate this Plan as it applies to the Participants who are or were employees of any particular Employer, by giving written notice of such termination to the Committee and Trustee. Any provision of this Plan to the contrary notwithstanding, upon the termination or partial termination of the

Plan as to any Employer, or in the event any Employer should completely discontinue making contributions to the Plan without formally terminating it, all amounts credited to the Accounts of the affected Participants of that particular Employer shall be fully vested.


                                  ARTICLE IX.

                             TOP-HEAVY PROVISIONS

     Section 9.1  Top-Heavy Definitions.  Unless the context clearly indicates
                  ---------------------
otherwise, when used in this Article:

          (a) "Top-Heavy Plan" means this Plan if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all Participants and former Participants under the Plan. The aggregate of the Accounts of any Participant or former Participant shall include any distributions (other than related rollovers or transfers from the Plan within the meaning of regulations under Section 416(g) of the Code) made from such individual's Accounts during the Plan Year or any of the four preceding Plan Years, but shall not include any unrelated rollovers or transfers (within the meaning of regulations under Section 416(g) of the Code) made to such individual's Accounts after December 31, 1983. The Accounts of any Participant or former Participant who (i) is not a Key Employee for the Plan Year in question but who was a Key Employee in a prior Plan Year, or (ii) has not completed an Hour of Service during the five-year period ending on the Determination Date, shall not be taken into account. The determination of whether the Plan is a Top-Heavy Plan shall be made after aggregating all other plans of an Employer and any Affiliated Company qualifying under
     Section 401(a) of the Code in which a Key Employee is a participant or which enables such a plan to meet the requirements of Section 401(a)(4) or 410 of the Code, and after aggregating any other plan of an Employer or Affiliated Company, which is not already aggregated, if such aggregation group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code and if such permissive aggregation thereby eliminates the top-heavy status of any plan within such permissive aggregation group. The determination of whether this Plan is a Top-Heavy Plan shall be made in accordance with Section 416(g) of the Code.

          (b) "Determination Date" means, for purposes of determining whether the Plan is a Top-Heavy Plan for a particular Plan Year, the last day of the preceding Plan Year.

          (c) "Key Employee" means any Employee or former Employee (including a beneficiary of such Employee or former Employee) who at any time during the Plan Year or any of the four preceding Plan Years is:

               (1) an officer of the Employer who has Compensation for any such Plan Year greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year;

               (2) one of the 10 Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in excess of 0.5% in an Employer or Affiliated Company and having Compensation for such Plan Year of more than the limitation in effect under Section 415(c)(1)(A) of the Code;

               (3) a person owning (or considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of an Employer or stock possessing more than 5% of the total combined voting power of all stock of an Employer; or

               (4) a person who has Compensation for such Plan Year from an Employer of more than $150,000 and who would be described in paragraph
          (3) hereof if 1% were substituted for 5% in each place it appears in such paragraph.

     For purposes of applying Section 318 of the Code to this subsection (c), subparagraph (C) of Section 318(a)(2) of the Code shall be applied by substituting 5% for 50%. The rules of subsections (b), (c) and (m) of
     Section 414 of the Code shall not apply for purposes of determining ownership in an Employer under this subsection (c).

          (d) "Non-Key Employee" means any Employee or former Employee (including a beneficiary of such Employee or former Employee) who is not a Key Employee.

     Section 9.2  Minimum Contribution Requirement.  Any provision of this Plan
                  --------------------------------
to the contrary notwithstanding, if the Plan is a Top-Heavy Plan for any Plan Year, then the Employers will contribute to the Employer Contribution Account of each Non-Key Employee who is both eligible to participate and in the employ of an Employer on the last day of such Plan Year, an amount which, when added to the total amount of contributions (excluding Deferral Contributions) and forfeitures otherwise allocable under the Plan and any other plan that may be aggregated with the Plan for such Non-Key Employee for such year, shall equal the lesser of (i) 3% of such Non-Key Employee's Compensation for such year or
(ii) the amount of contributions (including Deferral Contributions) and forfeitures (expressed as a percentage of Compensation) allocable under the Plan for or on behalf of the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions under other defined contribution plans maintained by the Employer in which a Key Employee is a participant (as well as any other plan of an Employer which enables such a plan to meet the requirements of Section 401(a)(4) or 410 of the Code); provided, however, that no minimum contribution shall be made for a Non-Key Employee under this Section for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year for the Non-Key Employee in accordance with Section 416(c) of the Code. A Non-Key Employee who is not a Participant, but for whom a contribution is made pursuant to this Section, shall be accorded all of the rights and privileges of a Participant under the Plan except that no contributions (other than contributions pursuant to this Section) shall be made for or on behalf of such Non-Key Employee until he or she meets the eligibility and participation requirements of Article II.


                                  ARTICLE X.

                       MISCELLANEOUS GENERAL PROVISIONS

     Section 10.1  Spendthrift Provision.  No right or interest of any
                   ---------------------
Participant or beneficiary under the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such right or interest shall be liable for or subject to any debt, obligation or liability of such Participant or beneficiary; provided, however, that nothing herein shall prevent the payment of amounts from a Participant's Accounts under the Plan in accordance with the terms of a court order which the Committee has determined to be a qualified domestic relations order (as defined in Section 414(p) of the Code).

     Section 10.2  Claims Procedure.  If any person (hereinafter called the
                   ----------------
"Claimant") feels that he or she is being denied a benefit to which he or she is entitled under the Plan, such Claimant may file a written claim for said benefit with any member of the Committee. Within 60 days of the receipt of such claim the Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of the Plan, and advise the Claimant that he or she may, within 60 days of the receipt of such notice, in writing request to appear before the Committee for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Committee or its designated representative and the Claimant, and at such hearing the Claimant and/or his or her duly authorized representative may examine any relevant documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Committee with respect to the claim being reviewed shall be made within 60 days following the hearing thereon and the Committee shall in writing notify the Claimant of its final decision, again specifying the reasons therefor and the pertinent provisions of the Plan upon which such decision is based. The final decision of the Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

     Section 10.3  Maximum Contribution Limitation.  Any provision of this Plan
                   -------------------------------
to the contrary notwithstanding, the sum of (i) the Employer contributions, (ii) the forfeitures, and (iii) the Participant contributions (excluding rollover contributions and employee contributions to a simplified employee pension allowable as a deduction, each within the meaning specified in Section 415(c)(2) of the Code), allocated to a Participant with respect to a Plan Year shall in no event exceed the lesser of $30,000 (as adjusted pursuant to Section 415(d) of the Code to take into account any cost-of-living increase) or 25% of such Participant's Compensation for that year. For purposes of applying the limitation imposed by this Section, each Employer and its Affiliated Companies shall be considered a single employer, and all defined contribution plans (meaning plans providing for individual accounts and for benefits based solely upon the amounts contributed to such accounts and any forfeitures, income, expenses, gains and losses allocated to such accounts) described in Section 415(k) of the Code, whether or not terminated, maintained by an Employer or its Affiliated Companies shall be considered a single plan. If the total amount allocable to a Participant's Accounts for a particular Plan Year would, but for this sentence, exceed the foregoing limitation, the following adjustments shall be made in the following order to the extent necessary: (i) such Participant's After-Tax Contributions for such year shall be returned to the Participant, with any corresponding Discretionary Matching Contributions to be credited to a suspense account and thereafter reallocated among the remaining Participants as an additional Discretionary Matching Contribution in accordance with Section 3.3(a); (ii) such Participant's Supplemental Deferral Contributions for such year shall be distributed to him or her, with any corresponding Discretionary Matching Contributions to be credited to a suspense account and thereafter reallocated among the remaining Participants as an additional Discretionary Matching Contribution in accordance with Section 3.3(a); (iii) such Participant's Basic Deferral Contributions for such year shall be distributed to him or her, with any corresponding Discretionary Matching Contributions to be credited to a suspense account and thereafter reallocated among the remaining Participants as an additional Discretionary Matching Contribution in accordance with Section 3.3(a) and with any corresponding Matching Contributions under the Titan Matching Plan to be credited to a suspense account and thereafter used in the manner provided in Section 10.3 of the Titan Matching Plan; and (iv) any amounts allocated to such Participant's Employer Contribution Account in excess of the foregoing limitation shall be credited to a suspense account and thereafter reallocated as an Employer contribution pursuant to Section 3.3(b) among the Employer Contribution Accounts of those eligible Participants who do not exceed limitations of this Section 10.3. In the event that amounts cannot be reallocated pursuant to the preceding sentence, the unallocable excess shall be credited to a suspense account and thereafter allocated as an Employer contribution pursuant to Section 3.3(b) for the earliest subsequent Plan Year and, if necessary, the next succeeding year. No adjustment shall be made to a suspense account to reflect income, profits or losses, expenses or other transactions affecting the Trust. For purposes of Section 3.6, an After-Tax Contribution distributed to a Participant pursuant to this Section shall not be taken into account in determining such Participant's contribution percentage, and any Deferral Contributions distributed to a Participant pursuant to this Section shall not be taken into account in determining such Participant's actual deferral percentage.

     Section 10.4  Employment Noncontractual.  The establishment of this Plan
                   -------------------------
shall not enlarge or otherwise affect the terms of any Employee's employment with an Employer and an Employer may terminate the employment of any Employee as freely and with the same effect as if this Plan had not been adopted.

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

     Section 10.5  Limitations on Responsibility.  The Employers do not
                   -----------------------------
guarantee or indemnify the Trust against any loss or depreciation of its assets which may occur, nor guarantee the payment of any amount which may become payable to a Participant or his or her beneficiaries pursuant to the provisions of this Plan. All payments to Participants and their beneficiaries shall be made by the Trustee at the direction of the Committee solely from the assets of the Trust and the Employers shall have no legal obligation, responsibility or liability for any such payments.

     Section 10.6  Merger or Consolidation.  In no event shall this Plan be
                   -----------------------
merged or consolidated into or with any other plan, nor shall any of its assets or liabilities be transferred to any other plan, unless each Participant would be entitled to receive a benefit if the plan in which he or she then participates terminated immediately following such merger, consolidation or transfer, which is equal to or greater than the benefit he or she would have been entitled to receive if the Plan had been terminated immediately prior to such merger, consolidation or transfer.

     Section 10.7  Applicable Law.  This Plan shall be governed and construed
                   --------------
in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except where superseded by federal law.

     IN WITNESS WHEREOF, this Plan has been amended and restated by Titan Resources I, Inc. this 24th day of August, 1998, to be effective as of September 1, 1998.

                              TITAN RESOURCES I, INC.



                              By         /s/ Jack D. Hightower
                                ------------------------------
                                  Title: President, Chief Executive Officer and
                                         Chairman of the Board

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